CUSTODIAN AGREEMENT
                            MEEHAN MUTUAL FUNDS, INC.




         This agreement dated as of the 30th day of November 1999 by and between Meehan Mutual Funds, Inc. the ("Company"), a Maryland Corporation duly organized under the laws of the State of Maryland, First Union National Bank (the "Bank"), and Edgemoor Capital Management, Inc. (the "Adviser").

         WHEREAS, the Company desires to appoint the Bank to act as Custodian of its portfolio securities, cash and other property from time to time deposited with or collected by the Bank for the Company;

         WHEREAS, the Bank is qualified and authorized to act as Custodian for the Company and the separate series thereof (each a "Fund" and collectively, the "Funds"), and is willing to act in such capacity upon the terms and conditions herein set forth;

         WHEREAS, the Adviser has been appointed investment adviser to the Company;

         WHEREAS, the Company and the Adviser have entered into an "Operating Services Agreement" authorizing the Adviser to provide, or arrange for the provision of, certain custodian services to the Company, and which further authorizes the Adviser to enter into this Agreement on behalf of the Company.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

         SECTION 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have meanings herein specified unless the context otherwise requires.

         CUSTODIAN: The term Custodian shall mean the Bank in its capacity as Custodian under this Agreement.

         DEPOSITORY: The term Depository means any depository service which acts as a system for the central handling of securities where all securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred by bookkeeping entry without physical delivery.

         PROPER INSTRUCTIONS: For purposes of this Agreement, the Custodian shall be deemed to have received Proper Instructions upon receipt of written (including instructions received by means of computer terminals of facsimile transmissions), telephone or telegraphic instructions from a person or persons authorized from time to time by the Trustees of the Company to give the particular class of instructions. Telephone or telegraphic instructions shall be confirmed in writing by such persons as said Trustees shall have from time to time authorized to give the particular class of instructions in question. The Custodian may act upon telephone or telegraphic instructions without awaiting receipt of written confirmation, and shall not be liable for the Company's' failure to confirm such instructions in writing.

         SECURITIES: The term Securities means stocks, bonds, rights, warrants and all other negotiable or non-negotiable paper issued in certificate or book-entry form commonly known as "Securities" in banking custom or practice.

         SHAREHOLDERS: The term Shareholders shall mean the registered owners from time to time of the Shares of the Company in accordance with the registry records maintained by the Company or agents on its behalf.

         SECTION 2. The Company hereby appoints the Custodian as Custodian of the Company's' cash. Securities and other property, to be held by the Custodian as provided in this Agreement. The Custodian hereby accepts such appointment subject to the terms and conditions hereinafter provided. The Bank shall open a separate custodial account in the name of the Company on the books and records of the Bank to hold the Securities of the Company deposited with, transferred to or collected by the Bank for the account of each Fund of the Company, and a separate cash account to which the Bank shall credit monies received by the Bank for the account Of or from each Fund of the Company. Such cash shall be segregated from the assets of others and shall be and remain the sole property of the Company.

         SECTION 3. The Company shall from time to time file with the Custodian a certified copy of each resolution of its Board of Directors authorizing the person or persons to give Proper Instructions and specifying the class of instructions that may be given by each person to the Custodian under this Agreement, together with certified signatures of such persons authorized to sign, which shall constitute conclusive evidence of the authority of the officers and signatories designated therein to act, and shall be considered in full force and effect with the Custodian fully protected in acting in reliance thereon until it receives written notice to the contrary; provided, however, that if the certifying officer is authorized to give Proper Instructions, the certification shall be also signed by a second officer of the Company.

         SECTION 4. The Company will cause to be deposited with the Custodian hereunder the applicable net asset value of Shares sold from time to time whether representing initial issue, other stock or reinvestments of dividends and/or distributions payable to Shareholders.

SECTION 5. The Bank, acting as agent for the Company, is authorized, directed and instructed subject to the further provisions of this Agreement.

         (a)  TO HOLD SECURITIES ISSUED ONLY IN BEARER FROM IN BEARER FORM;

         (b) to register in the name of the nominee of the Bank, the Banks' Depositories, or sub-custodians, (i) Securities issued only in

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

              registered form, and (ii) Securities issued in both bearer and registered form, which are freely interchangeable without penalty;

         (c) to deposit any securities which are eligible for deposit (i) with any domestic or foreign Depository on such terms and conditions as such Depository may require, including provisions for limitation or exclusion of liability on the part of the Depository; and (ii) with any sub-custodian which the Bank uses, including any subsidiary or affiliate of the Bank;

         (d)      (i)      to credit for the account of the Company all proceeds
                           received and payable on or in respect of the assets maintained hereunder.


                  (ii) to debit the account of the Company for the cost of acquiring Securities the Bank has received for the Company, against delivery of such Securities to the Bank,

                  (iii) to present for payment Securities and other obligations (including coupons) upon maturity, when called for redemption, and when income payments are due, and

                  (iv) to make exchanges of Securities which, in the Bank's opinion, are purely ministerial as, for example, the exchange of Securities in temporary form for Securities in definitive form or the mandatory exchange of certificates; to forward to the Company, and/or any other person designated by the Company, all proxies and proxy materials received by the Bank in connection with Securities held in the Company's account, which have been registered in the name of the Banks' nominee, or are being held by any Depository, or sub-custodian, on behalf of the Bank; to sell any fractional interest of any Securities which the Bank has received resulting from any stock dividend, stock split, distribution, exchange, conversion or similar activity; to release the Company's name, address and aggregate share position to the issuers of any domestic Securities in the account of the Company, provided any such information to any issuer;

         (e) to endorse and collect all checks, drafts or other orders for the payment of money received by the Bank for the account of or from the Company;

         (f) at the direction of the Company, to enroll designated Securities belonging to the Company and held hereunder in a program for the automatic reinvestment of all income and capital gains distributions on those Securities in new shares (an "Automatic Reinvestment Program"), or instruct any Depository holding such Securities to enroll those Securities in an Automatic Reinvestment Program,

         (g) at the direction of the Company, to receive, deliver and transfer Securities and make payments and collections of monies in connection therewith, enter purchase and sale orders and perform any other acts incidental or necessary to the performance of the above acts with brokers, dealers or similar a2ents selected by the Company, including any broker, dealer or similar agent affiliated with the Bank for the account and risk of the Company in accordance with accepted industry practice in the relevant market, provided, however, if it is determined that any certificated Securities transferred to a Depository or sub- custodian, the Bank, or the Banks' nominee, the Banks' sole responsibility for such Securities under this Agreement s hall be to safe-keep the Securities in accordance with Section 11 hereof, and

        (h) to notify the Company and/or any other person designated by the Company upon receipt of notice by the Bank of any call for redemption, tender offer, subscription rights, merger, consolidation, reorganization or re-capitalization which (i) appears in The Wall Street Journal (New York edition), The Standard & Poor's Called Bond Record for Preferred Stocks, Financial Daily Called Bond Service, JJ Kenny Services, any official notifications from The Depository Trust Company and such other publications or services to which the Bank may from time to time subscribe, (ii) requires the Bank to act in response thereto, and (iii) pertain to Securities belonging to the Company and held hereunder which have been registered in the name of the Banks' nominee or are being held by a Depository or sub-custodian on behalf of the Bank. Notwithstanding anything contained herein to the contrary, the Company shall have the sole responsibility for monitoring the applicable dates on which Securities with put option features must be exercised. All solicitation fees payable to the Bank as agent in connection herewith will be retained by the Bank unless expressly agreed to the contrary in writing by the Bank.

Notwithstanding anything in this Section to the contrary, the Bank is authorized to hold Securities for the Company which have transfer limitations imposed upon them by the Securities Act of 1933, as amended, or represent shares of mutual funds (i) in the name of the Company, (ii) in the name of the Banks' nominee, or
(iii) with any Depository or sub-custodian.

SECTION 6. The Custodians' compensation shall be as set forth in Schedule A hereto attached, or as shall be set forth in amendments to such schedule approved by the Company and to the extent such compensation relates to services provided hereunder to such Fund. All expenses and taxes payable with respect to the Securities in the account of the Company including, without limitation, commission charges on purchases and sales and the amount of any loss or liability for stockholders' assessments or otherwise, claimed or asserted against the bank or against the Banks' nominee by reason of any registration hereunder shall be charged to the Company.

SECTION 7. In connection with its functions under this Agreement, the Custodian shall:

         (i) render to the Company a daily report of all monies received or paid on behalf of the Company; and

         (j) create, maintain and retain all records relating to its activities and obligations under this Agreement in such manner as will meet

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

              the obligations of the Company with respect to said Custodian activities in accordance with generally accepted accounting principles. All records maintained by the Custodian in connection with the performance of its -duties under this Agreement will remain the property of the Company and in the event of termination of this Agreement will be relinquished to the Company.

SECTION 8. Any Securities deposited with any Depository or with any sub-custodian will be represented in accounts in the name of the Bank which include only property held by the Bank as Custodian for customers in which the Bank acts in a fiduciary or agency capacity.

Should any Securities which are forwarded to the Bank by the Company, and which are subsequently deposited to the Bank's account in any Depository or with any sub-custodian, or which the Company may arrange to deposit in the Bank's account in any Depository or with any sub-custodian, not be deemed acceptable for deposit by such Depository or sub-custodian, for any reason, and as a result thereof there is a short position in the account of the Bank with the Depository for such Security, the Company agrees to furnish the Bank immediately with like Securities in acceptable form.

SECTION 9. The Company represents and warrants that: (i) it has the legal right, power and authority to execute, deliver and perform this Agreement and to carry out all of the transactions contemplated hereby; (ii) it has obtained all necessary authorizations; (iii) the execution, delivery and performance of this Agreement and the carrying out of any of the transactions contemplated hereby will not be in conflict with, result in a breach of or constitute a default under any agreement or other instrument to which the Company is a party or which is otherwise known to the Company; (iv) it does not require the consent or approval of any governmental agency or instrumentality, except any such consents and approvals which the Company has obtained; (v) the execution and delivery of this Agreement by the Company will not violate any law, regulation, charter, by-law, order of any court or governmental agency or judgment applicable to the Company; and (vi) all persons executing this Agreement on behalf of the Company and carrying out the transactions contemplated hereby on behalf of the Company are duly authorized to do so.

In the event any of the foregoing representations should become untrue, incorrect or misleading, the Company agrees to notify the Bank immediately in writing thereof

SECTION 10. The Bank represents and warrants that: (i) it has the legal right, power and authority to execute, deliver and perform this Agreement and to carry out all of the transactions contemplated hereby; (ii) it has obtained all necessary authorizations; (iii) the execution, delivery and performance of this Agreement and the carrying out of any of the transactions contemplated hereby will not be in conflict with, result in a breach of or constitute a default under any agreement or other instrument to which the Bank is a party or which is otherwise known to the Bank; (iv) it does not require the consent or approval of any governmental agency or instrumentality, except any such consents and approvals which the Bank has obtained; (v) the execution and delivery of this Agreement by the Bank will not violate any law, regulation, charter, by-law, order of any court or governmental agency or judgment applicable to the Bank; and (vi) all persons executing this Agreement on behalf of the Bank and carrying


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

out the transactions contemplated hereby on behalf of the Bank are duly authorized to do so. In the event that any of the foregoing representations should become untrue, incorrect or misleading, the Bank agrees to notify the Company immediately in writing thereof

SECTION 11. All cash and Securities held by the Bank hereunder shall be kept with the care exercised as to the Bank's own similar property. The Bank may at its option insure itself against loss from any cause but shall be under no obligation to insure for the benefit of the Company.

SECTION 12. No liability of any kind shall be attached to or incurred by the Custodian by reason of its custody of the Company's assets held by it from time to time under this Agreement, or otherwise by reason of its position as Custodian hereunder except only for its own negligence, bad faith, or willful misconduct in the performance of its duties as specifically set forth in the Custodian Agreement. Without limiting the generality of the foregoing sentence, the Custodian:

         (k) may rely upon the advice of counsel for the Company; and for any action taken or suffered in good faith based upon such advice or statements the Custodian shall not be liable to anyone;

         (l) shall not be liable for anything done or suffered to be done in good faith in accordance with any request or advice of, or based upon information furnished by, the Company or its authorized officers or agents;

         (m) is authorized to accept a certificate of the Secretary or Assistant Secretary of the Company, or Proper Instructions, to the effect that a resolution in the form submitted has been duly adopted by its Board of Directors or by the Shareholders, as conclusive evidence that such resolution has been duly adopted and is in full force and effect; and

         (n) may rely and shall be protected in acting upon any signature, written (including telegraph or other mechanical) instructions, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document reasonably believed by it to be genuine and to have been signed, forwarded or presented by the purchaser, Company or other proper party or parties.

SECTION 13. The Company, its successors and assigns do hereby fully indemnify and hold harmless the Custodian its successors and assigns, from any and all loss, liability, claims, demand, actions, suits and expenses of any nature as the same may arise from the failure of the Company to comply with any law, rule regulation or order of the United States, any state or any other jurisdiction, governmental authority, body, or board relating to the sale, registration, qualification of units of beneficial interest in the Company, or from the failure of the Company to perform any duty or obligation under this Agreement.

Upon written request of the Custodian, the Company shall assume the entire defense of any claim subject to the foregoing indemnity, or the joint defense


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

with the Custodian of such claim, as the Custodian shall request. The indemnities and defense provisions of this Section 13 shall indefinitely survive termination of this Agreement.

SECTION 14. This Agreement may be amended from time to time without notice to or approval of the Shareholders by a supplemental agreement executed by the Company and the Bank and amending and supplementing this Agreement in the manner mutually agreed.

SECTION 15. Either the Company or the Custodian may give ninety (90) days' written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice. In case such notice of termination is given either by the Company or by the Custodian, the Companyees of the Company shall, by resolution duly adopted, promptly appoint a successor Custodian (the "Successor Custodian") which Successor Custodian shall be a bank, Company company, or a bank and Company company in good standing, with legal capacity to accept custody of the cash and Securities of a mutual fund. Upon receipt of written notice from the Company of the appointment of such Successor Custodian and upon receipt of Proper Instructions, the Custodian shall deliver such cash and Securities as it may then be holding hereunder directly and only to the Successor Custodian. Unless or until a Successor Custodian has been appointed as above provided, the Custodian then acting shall continue to act as Custodian under this Agreement.

Every Successor Custodian appointed hereunder shall execute and deliver an appropriate written acceptance of its appointment and shall thereupon become vested with the rights, powers, obligations and custody of its predecessor Custodian. The Custodian ceasing to act shall nevertheless, upon request of the Company and the Successor Custodian and upon payment of its charges and disbursements, execute and instrument in form approved by its counsel transferring to the Successor Custodian all the predecessor Custodian's rights, duties, obligations and custody.

Subject to the provisions of Section 21 hereof, in case the Custodian shall consolidate with or merge into any other corporation, the corporation remaining after or resulting from such consolidation or merger shall ipso facto without the execution of filing of any papers or other documents, succeed to and be substituted for the Custodian with like effect as though originally named as such, provided, however, in every case that said Successor corporation maintains the qualifications set out in Section 17(f) of the Investment Company Act of 1940, as amended.

SECTION 16. This Agreement shall take effect when assets of the Company are first delivered to the Custodian.

SECTION 17. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 18. A copy of the By-Laws of Company is on file with the Secretary of the State of Maryland, and notice is hereby given that this instrument is executed on behalf of the Directors of the Company as Directors and not individually and that the obligations of this instrument are not binding upon any of the Directors, officers or Shareholders of the Company individually, but binding only upon the assets and property of the Company. No Fund of the Company shall be liable for the obligations of any other Fund of the Company.

SECTION 19. The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Company under the Investment Company Act of 1940, as amended, with particular attention to Section 31 thereof and Rules 3 1 a- I and ' ) I a-2 thereunder, applicable Federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Company.

Subject to security requirements of the Custodian applicable to its own employees having access to similar records within the Custodian, the books and records of the Custodian pertaining to this Agreement shall be open to inspection and audit at any reasonable times by officers of, attorneys for, and auditors employed by, the Company.

SECTION 20. Any  sub-custodian  appointed  hereunder  shall be  qualified  under
Section 17(f) of the 1940 Act and will perform its duties in accordance with the requirements of this Agreement.

SECTION 21. Nothing contained in this Agreement is intended to or shall require the Custodian in any capacity hereunder to perf6rm any functions or duties on any holiday or other day of special observance on which the Custodian is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day the Custodian is open.

SECTION 22. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Company without the written consent of the Custodian, or by the Custodian without the written consent of the Company, authorized or approved by a resolution of its Board of Companyees.

SECTION 23. All communications (other than Proper instructions which are to be finished hereunder to either party, or under any amendment hereto, shall be sent by mail to the address fisted below, provided that in the event that the Bank, in its sole discretion, shall determine that an emergency exists, the Bank may use such other means of communications as the Bank deems advisable.

                  To the Company:   co/ Declaration Service Company
                                    555 North Lane Suite 6160
                                    Conshohoken, PA 19428


                  To the Bank:      First Union National Bank
                                    123 S. Broad Street PA 4942
                                    Philadelphia PA, 19109

                  To the Adviser:   Edgemoor Capital Management, Inc.
                                    1900 M Street N.W., Suite 600
                                    Washington, DC  20036
                                    Attn:  Thomas P. Meehan, President

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


SECTION 24. This Agreement, and any amendments hereto, shall be governed, construed and interpreted in accordance with the laws of The Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely within such Commonwealth.

SECTION 25.

If Custodian in its sole discretion advances funds in any currency hereunder or if there shall arise for whatever reason an overdraft in an Account (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions) or if Customer is for any other reason indebted to Custodian, Customer agrees to repay Custodian on demand the amount of the advance, overdraft or indebtedness plus accrued interest at a rate Custodian ordinarily charges to its institutional custody customers in the relevant currency.

In the event the Adviser fails for any reason to pay Company's obligations to Custodian, including but not limited to, fees pursuant to Schedule A hereto attached, all expenses and taxes payable with respect to the Securities in the account of the Company, and any advance, overdraft or indebtedness owed by the Company to the Custodian, the Company will make payment to the Custodian of those amounts that are properly due and payable, and thereby reduce the fees that would otherwise be payable by the Company to the Adviser under the Operating Services Agreement between the Company and the Adviser, by the amount of such payments.

IN WITNESS WHEREOF, the Company, the Adviser and the Custodian have caused this Agreement to be signed by their respective officers as of the day and year first above written.



By:      MEEHAN MUTUAL FUNDS, INC.

         /S/ THOMAS P. MEEHAN
         --------------------
         Name: Thomas P. Meehan
         Title: President

By:      EDGEMOOR CAPITAL MANAGEMENT, INC.

         /S/ THOMAS P. MEEHAN
         --------------------
         Name: Thomas P. Meehan
         Title: President


By:      FIRST UNION NATIONAL BANK

         /S/ PAUL T. CAHILL
         -----------------------
         Name: Paul T. Cahill
         Title: Vice President


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                                   APPENDIX A
                                  FEE SCHEDULE



CUSTODY ADMINISTRATIVE FEES (BASED ON AVERAGE DAILY BALANCE):

1. 00 basis points in first $2.5 billion
 .75 basis points on the next $2.5 billion
 .50 basis points on the next $5.0 billion
 .40 basis points on the remainder

$2,500 minimum annual account fee

TRANSACTION FEES:

$4.00 per trade and maturity through Depository Trust Company.

$10. 00 per trade and maturity clearing book entry through Federal Reserve.

$30.00 per transaction for GIC contracts / Physical Securities.

$10.00 per trade and maturity clearing through Participants Trust Company.

$15.00 per option.

$4.00 paydowns on mortgage backed securities.

$5.50 Fed wire charge on Repo collateral in / out.

$5.50/$7.50 cash wire transfers in/out.

$5.50 dividend reinvestment.

$2.50 Fed charge for sale/return of collateral. $8.00 futures contracts.